MVP REIT, INC.
SUPPLEMENT NO. 2 DATED MAY 21, 2015
TO THE PROSPECTUS DATED APRIL 16, 2015

This Supplement No. 2 supplements, and should be read in conjunction with, our prospectus dated April 16, 2015, as supplemented by Supplement No. 1 dated May 14, 2015, relating to our offering of up to $550,000,000 in shares of our common stock. Terms not otherwise defined herein have the same meanings as set forth in our prospectus. References to “we,” “our,” or “us” in this supplement refer to MVP REIT, Inc. and its subsidiaries, unless the context requires otherwise.

The purpose of this supplement is to disclose updates to the suitability standards in our prospectus and the subscription agreement for investors in Kansas.

Updates to Suitability Standards and Subscription Agreement

The suitability requirements for investors in Kansas set forth in the section of our prospectus entitled “Suitability Standards” beginning on page i of our prospectus are hereby amended and restated in their entirety to read as follows:

“Kansas.  The Office of the Securities Commissioner recommends that Kansas investors limit their aggregate investment in the securities of the Issuer and other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.”

The prior Kansas requirements erroneously reference investments in other non-traded business development companies, rather than non-traded real estate investment trust. In addition, attached hereto as Appendix A is an updated subscription agreement reflecting the updated suitability requirements for investors in Kansas.

APPENDIX A

UPDATED SUBSCRIPTION AGREEMENT

MVP REIT, Inc.
Subscription Agreement

INSTRUCTIONS TO INVESTORS

Subscription of shares may not be accepted until at least five business days after the subscriber receives the final prospectus. You will receive a confirmation of your purchase.

SECTION 1:    Indicate investment amount
SECTION 2:    Choose type of ownership
SECTION 3:    All names, addresses, Social Security or Tax ID numbers of all investors or Trustees
SECTION 4:    Distribution allocation
SECTION 5:    Signatures and initials of all investors
SECTION 6:    Additional instructions to investors
SECTION 7:    Substitute W-9 Form for investors
SECTION 8:    Registered representative/financial advisors to complete and sign
EXHIBIT  A :   California residents only
EXHIBIT  B :   Ohio and Massachusetts residents only

QUALIFIED  and NON-QUALIFIED ACCOUNTS

Please mail completed and executed ORIGINAL documents, along with your check made payable to “MVP REIT, Inc.” to the following address:

Regular Mail: MVP REIT, Inc.	Payment by Wire:	DST as agent for MVP REIT, Inc.
P.O Box 219390		ACCT: 987-2013-247
Kansas City, MO 64121-9390		Routing UMB BANK: 101000695

Overnight Mail: MVP REIT, Inc.
430 W. 7th Street
Kansas City, MO 64105

•	Accounts with more than one owner must have all parties sign where indicated on Section 5.
•	Attach copies of all plan documents for Trust, Corporations, Partnerships and Pension Plans.
•	If you have any questions, please call MVP Investor Services at 877-684-6871.

QUALIFIED  OWNERSHIP

Please complete the subscription agreement along with any forms/applications provided by your custodian and SEND ALL CUSTODIAN DOCUMENTS ALONG WITH THIS ORIGINAL SUBSCRIPTION AGREEMENT DIRECTLY TO YOUR CUSTODIAN.  CUSTODIAN:  SEND ALL PAPERWORK TO THE ABOVE ADDRESS ONLY

•	If you have any questions, please call MVP Investor Services at 877-684-6871.

1.	OWNERSHIP

Purchase of MVP REIT, Inc. shares at $9.00 per share.                                                                                             Method of Payment:

Minimum investment is $4,500.00 for Non-Custodial                                                                                               ❑ Check Enclosed
Accounts and $1,350.00 for Custodial Accounts                                                                                               ❑ Funds Wired**
❑	Check sent separately

Total Invested: $                                                 **Payment by Wire:

Number of Shares: _____
DST as agent for MVP REIT, Inc
ACCT: 987-2013-247
Routing  UMB BANK: 101000695

2.OWNERSHIP NON-QUALIFIED ACCOUNTS
❑Individual Ownership ❑TOD**	❑Community Property WROS*	❑UTMA/UGMA State of
❑Joint Tenants with Rights of Survivorship	❑Corporate Ownership Include Corporate Resolution ❑“C Corp”❑ ”S Corp”	❑Pension/Profit Sharing PlanInclude Plan Documents
❑Tenants in Common*	❑LLC Ownership Include LLC Agreement	❑Non-Profit Include Plan Document
❑Tenants by the Entirety*	❑Partnership Ownership Include Partnership Agreement	❑Other (Specify) ______________
❑Community Property*	❑Trust- Include Trust Documents

*All parties must sign.

**Please complete separate Transfer on Death (TOD) form.

2a. OWNERSHIP QUALIFIED ACCOUNTS
❑Traditional IRA*	❑ROTH IRA*	❑ Simplified Employee Pension/Trust (S.E.P)*	❑ Pension or Profit Sharing Plan*
Name of Custodian or Institution
Mailing Address
City		State	Zip
Custodian Tax ID #		Custodian Telephone
Custodian Account # *CUSTODIAL SIGNATURE REQUIRED _____________________

3. INVESTOR INFORMATION
INVESTOR/BENEFICIAL OWNER Circle One:
Investor/Trustee/Administrator/UTMA/UGMA*
*If UTMA/UGMA please provide minor’s name

Registration: _____________________________________________________________________________________________

FBO: ____________________________________________________________________________________________________

Date of Birth MM/DD/YYYY

Minors Date of Birth ____________________________

Social Security # or Tax ID # _

Minors Social Security # __________________

Citizen Status (Required) ❑                                                        U.S. Citizen                           ❑ Resident Alien                                 ❑Non-Resident Alien*

CO-INVESTOR/BENEFICIAL OWNER
Circle One: Co-Investor/Co-Trustee/Administrator/UTMA/UGMA*

Registration: ____________________________________________________________________________________________

Date of Birth MM/DD/YYYY

Social Security # or Tax ID # __________

Citizen Status (Required) ❑                                                         U.S. Citizen                          ❑ Resident Alien                                 ❑Non-Resident Alien*
*If non-resident agent, investor must submit an original of the appropriate W-8 Form (W-8ECN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment.

TRUST/PENSION/PSP/LLC/PARTNERSHIPS OR OTHER - Please Complete Title
Entity Name:
Tax ID #:	Date of Trust/Pension/PSP/Other:

INVESTOR ADDRESS
Resident Address (no P.O. boxes required by law)
Street:	City:
State:	Zip:

Attach copies of all plan documents for Trust, Corporations, Partnerships and Pension Plans

4. DISTRIBUTION OPTIONS

NON-QUALIFIED OWNERSHIP

❑Mail Check to Address of Record

❑Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the prospectus and reinvest the entire distribution.

Initial:

Other:

❑

Via Mail-
Complete information below

❑

Via Electronic Deposit (ACH) To authorize ACH as set forth in section 7 please check the box and complete the section below
If ACH, check type of account     ❑Checking    ❑Savings

Name of Bank, Brokerage Firm or Individual

Distribution Mailing Address

City                                                         State                                 Zip

ABA /Routing #                                                         Bank or Brokerage Account #

REQUIRED: A VOIDED CHECK MUST BE ENCLOSED FOR DISTRIBUTIONS VIA ACH

QUALIFIED OWNERSHIP

❑	Mail check to Custodian

❑      Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the prospectus and reinvest the entire cash distribution. Investor may change such election at any time by written notice to the Company. Under no event will the Distribution Reinvestment Plan allow, or be amended to allow, automatic enrollment of investors in the Plan without affirmative consent from the investors to enroll.

Initial:

THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK

5. SIGNATURE
The undersigned acknowledges and/or represents (or in the case of fiduciary accounts the person authorized to sign on such subscriber’s behalf) the following: (You must initial each of the representations below)

Owner	Co-Owner
a)(i)(A) I/we have a minimum net worth (not including home, home furnishings and personal automobile) of at least $70,000 and a gross annual income (without regard to any investment in MVP REIT, Inc.)  of at least $70,000; or (B) I/we have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; and

(ii)we have a net worth (excluding home, home furnishings and automobiles) of at least ten times our investment in MVP REIT and similar programs; and

(iii)I/we meet such higher suitability as may be required by certain states and set  forth in Section 7 “Additional Instructions to Investors.” (You must initial the additional representation set forth in Section 7, to the extent applicable.)
In the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

Owner	Co-Owner	b)I/We have received the final prospectus of MVP REIT, Inc. (Subscription of shares may not be accepted until at least five business days after the date the subscriber receives the final prospectus)
Owner	Co-Owner
c)I/We are purchasing the shares for my/our own account and I am/we are purchasing shares o behalf of a trust or other entity of which I am/we are trustee(s) or authorized agent(s) I/we have due authority to execute the Subscription Agreement and do hereby legally bind the trust or other entity of which I am/we are trustee(s) or authorized agent(s).

Owner	Co-Owner	d)I/We acknowledge that shares are not liquid, there is not current market for the shares and the investors may not be able to sell the securities.

Signature-Investor/Trustee/Administrator/Power of Attorney (include POA)

Date (MM/DD/YYYY)

Print Name-Investor/Trustee/Administrator/Power of Attorney

Signature-Co-Investor/Co-Trustee (if Applicable)                                                                                  Date (MM/DD/YYYY)

Print Name-Co-Investor/Co-Trustee

Signature - Custodian                                                                       Date (MM/DD/YYYY) For custodian Use-Affix Medallion Signature Guarantee

Stamp here by stamping you are attesting to Section 2a

6.	ADDITIONAL INSTRUCTIONS TO INVESTORS

CERTAIN STATES HAVE IMPOSED SPECIAL FINANCIAL SUITABILITY STANDARDS FOR SUBSCRIBERS WHO PURCHASE SHARES

General Standards for all Investors: Investors must have (i) either (a) a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (b) a minimum annual gross income of $70,000 and a minimum net worth (excluding home, home furnishings and automobiles) of $70,000; and (ii) a net worth (excluding home, home furnishings and automobiles) of at least ten times their investment in MVP REIT and similar programs.
Specific Standards for certain Investors: Investors residing in the following states (if the offering is permitted in such state) must meet additional financial suitability standards as set forth below. In addition to meeting the general standards, the undersigned further acknowledges and/or represents (or in the case of fiduciary accounts the person authorized to sign on such subscriber’s behalf) that the undersigned meets the following suitability standards to the extent applicable (initial below where relevant):

Owner	Co-Owner
Alabama: In addition to the general suitability standards, this investment will only be sold to Alabama residents that represent that they have a liquid net worth at least 10 times their investment in this program and its affiliates and they meet the $70,000/$70,000/$250,000 suitability requirement.

Owner	Co-Owner
California: Investors must have either (i) a net worth of at least $250,000, or (ii) a gross annual income of at least $75,000 and a net worth of at least $75,000. Please also see Exhibit A attached hereto for restrictions on transfers of the shares under the California Code of Regulations.

Owner	Co-Owner
Iowa: Investors must have (excluding the value of their home, furnishings and automobiles) either (i) a minimum net worth of $100,000 and an annual income of
$70,000, or (ii) a minimum net worth of $350,000. In addition, investors may not invest, in the aggregate, more than 10% of their liquid net worth in us and all of our affiliates. “Liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner
Kansas. The Office of the Securities Commissioner recommends that Kansas investors limit their aggregate investment in the securities of the Issuer and other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.

Owner	Co-Owner	Kentucky, Michigan, Oregon and North Dakota: Investors must have a liquid net worth of at least ten (10) times their investment in us.
Owner	Co-Owner
Maine: The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar offerings not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner
Massachusetts: A Massachusetts investor’s total investment in this offering and similar direct participation investments shall not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.  In addition, shares will be sold in Massachusetts to accredited investors only (as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended). Massachusetts investors are required to sign and complete the accredited investor certification attached as Exhibit B.

Owner	Co-Owner
Nevada: Investors must have (excluding the value of their home, furnishings and automobiles) either: (i) a minimum net worth of $75,000 and an annual income of $75,000, or (ii) a minimum net worth of $500,000. In addition, the investment in us must not exceed 10% of the investor’s net worth (exclusive of home, furnishings and automobiles).

Owner	Co-Owner
New Jersey: Investors who reside in the state of New Jersey must have either (i) a liquid net worth of $250,000 and annual gross income of $70,000 or (ii) a minimum liquid net worth of $500,000. Additionally, a New Jersey investor’s total investment in this offering and similar direct participation investments shall not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Owner	Co-Owner	New Mexico: Investors may not invest, in the aggregate, more than 10% of their liquid net worth in us and all of our affiliates.
Owner	Co-Owner	Oregon: An Oregon investor’s maximum investment in securities of the issuer and its affiliates may not exceed 10% of his or her liquid net worth, excluding home, furnishings and automobiles.
Owner	Co-Owner
Ohio: Shares will be sold in Ohio to accredited investors only (as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended). In addition, an Ohio investor’s maximum investment in securities of the issuer, its affiliates and other non-traded REITs shall not exceed 10% of his or her liquid net worth. Ohio investors are required to sign and complete the accredited investor certification attached as Exhibit B.

Owner	Co-Owner
Pennsylvania: Because the minimum offering of our common stock is less than $50 million, Pennsylvania investors are cautioned to evaluate carefully our ability to accomplish fully our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Notwithstanding our $3.0 million minimum offering amount in other jurisdictions, we will not sell any shares to Pennsylvania investors unless we raise a minimum of $25 million in gross offering proceeds (including sales made to residents of other jurisdictions). See “Plan of Distribution — Special Notice to Pennsylvania Investors.”

Owner	Co-Owner
Tennessee: Investors must have (excluding the value of their home, home furnishings and automobiles) either (i) a minimum annual gross income of $100,000 and a minimum net worth of $100,000, or (ii) a minimum net worth of $500,000.  Because the minimum offering of our common stock is less than $50 million, Tennessee investors also are cautioned to evaluate carefully our ability to accomplish fully our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Notwithstanding our $3.0 million minimum offering amount in other jurisdictions, we will not sell any shares to Tennessee investors unless we raise a minimum of $10 million in gross offering proceeds (including sales made to residents of other jurisdictions). See “Plan of Distribution — Special Notice to Tennessee Investors.”

WE INTEND TO ASSERT THE REPRESENTATIONS IN THIS SUBSCRIPTION AGREEMENT AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT.  WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS.  AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON.  THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS.
By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law.
AUTOMATED CLEARING HOUSE (“ACH”) LANGUAGE- I/we hereby authorize MVP REIT, Inc. (“Company”) to deposit distributions from my/our common stock of the Company into the account listed in Section 4 of the Subscription Agreement. I /we further authorize the Company to debit my account noted in Section 4 of the Subscription Agreement in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit.  In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.
This authorization to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization.  This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

7.	SUBSTITUTE W-9

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If the box in Part 1-B (Awaiting TIN) is checked and a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

SUBSTITUTE FORM W-9: Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”)

Part 1 - TAXPAYER IDENTIFICATION NUMBER (“TIN”)
A.	Social Security Number OR Employer Identification Number	_____________

B.	Awaiting TIN	Please sign and date ADDITIONAL CERTIFICATION below.
C.	Exempt TIN

Part 2 - CERTIFICATION - Under penalties of perjury, I certify that:

(1)          The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);
(2)          I am not subject to backup withholding because (a) I am exempt from withholding or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to withholding as a result of failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3)	I am a U.S. person (including a U.S. resident alien)

YOU MUST CROSS OUT ITEM (2) IN PART 2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDER-REPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURNS. HOWEVER, IF AFTER BEING NOTIFIED BY THE IRS STATING THAT YOU WERE SUBJECT TO BACKUP WITHHOLDING YOU RECEIVED ANOTHER NOTIFICATION FROM THE IRS STATING YOU ARE NO LONGER SUBJECT TO WITHHOLDING, DO NOT CROSS OUT ITEM (2). IF YOU ARE EXEMPT FROM BACKUP WITHHOLDING, CHECK THE BOX IN PART 1-C.

Signature                                                                                   Date (mm/dd/yyyy)                                         /_          /

Name (Please print)

Address (Please print)

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU FROM THE ESCROW ACCOUNT. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

ADDITIONAL CERTIFICATION

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED B IN PART 1 OF SUBSTITUTE FORM W-9. CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a Taxpayer Identification Number has not been issued to me and that either (1) I have mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate Internal Revenue Center   or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if   I do not provide a Taxpayer Identification Number to the Depositary by the time of payment, 28% of all reportable payments made to me will be withheld.

Signature

Date (mm/dd/yyyy)                                       /_             /

8.  BROKER DEALER/REGISTERED REPRESENTATIVE

BROKER DEALER DATA- completed by selling Registered Representative (Please use Representative address-not home office address)

 Firm Name

Firm Mailing Address

City                                                                                          State                     Zip

Broker Dealer Rep ID#                                                                       Registered Representative Telephone

Registered Representative E-Mail

Registered Representative Name

Branch #

Broker Dealer Client Account #

RIA-Registered
Investment Advisors

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS. Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an advisor is a FINRA licensed Registered Representative affiliated with a broker dealer, the transaction should be conducted through the broker dealer, not through the RIA.

The undersigned confirm on behalf of the Broker Dealer that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor, (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current prospectus and related supplements, if any , to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vi) have reasonable grounds   to believe that the purchase of Shares is a suitable investment for such investor, that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

The undersigned Registered Representative/RIA further represents and certifies that, in connection with this subscription for Shares, he/she has complied with and has followed all applicable policies and procedures under the firm’s existing Anti-Money Laundering Program and Customer Identification Program

Signature-Registered Representative/RIA (Required)                                                                                            Signature-Broker/Dealer (if Applicable)

EXHIBIT A

RESTRICTIONS ON TRANSFER SET FORTH IN RULE 260.141.11 OF THE CALIFORNIA CODE OF REGULATIONS TITLE 10, CHAPTER 3 (The “CA Code”)

(a)      The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

(b)       It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

(1)       to the issuer;

(2)	pursuant to the order or process of any court;

(3)	to any person described in Subdivision (i) of Section 25102 of the CA Code or Section
260.105.14 of these rules;

(4)       to the transferors ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferors ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferees ancestors, descendants or spouse;

(5)	to the holders of securities of the same class of the same issuer;

(6)	by way of gift or donation inter vivos or on death;

(7)       by or through a broker-dealer licensed under the CA Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

(8)       to a broker-dealer licensed under the CA Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

(9)       if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule is not required;

(10)          by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the CA Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision
(a) of Section 25143 is in effect with respect to such qualification;

(11)          by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

(12)          by way of an exchange qualified under Section 25111, 25112, or 25113 of the CA Code, provided that no order under Section 25140 or Subdivision (a) of Section 25148 is in effect with respect to such qualification;

(13)          between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

(14)          to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

(15)          by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(16)          by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c)      The certificate representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10- point size, reading as follows:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

EXHIBIT B
ACCREDITED INVESTOR CERTIFICATION

OHIO AND MASSACHUSETTS RESIDENTS ONLY

The undersigned has read the definition of “Accredited Investor” from Rule 501 of Regulation D attached hereto, and certifies that:

☐	The undersigned is an “Accredited Investor” for one or more of the following reasons:

☐           (a)           The undersigned is an individual (not a partnership, corporation, etc.) with a net worth, either alone or with his or her spouse, of more than $1,000,000 (excluding the value of the primary residence of such individual and any debt secured by the primary residence other than (1) debt secured by the primary residence that exceeds the fair market value of the primary residence, or (2) debt secured by the primary residence that such individual have borrowed within the past 60 days not for the purpose of purchasing the primary residence).
☐           (b)           The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year;
☐           (c)           The undersigned is a director or officer of the Company;
☐           (d)           The undersigned is a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of making investments and with total assets in excess of $5,000,000;

 (describe entity)

☐           (e)           The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of making investments, whose purchase would be directed by a “sophisticated person” as described in Rule 506(b)(2)(ii);
☐           (f)           The undersigned is a revocable trust which may be amended or revoked by the grantors, and all of the grantors satisfy the conditions of clauses (a), (b) or (c) above and have completed copies of this Investor Questionnaire, which copies are delivered to the Company herewith;
☐           (g)           The undersigned is an entity all the equity owners of which are “accredited investors” within one or more of the above categories.  If relying upon this category alone, each equity owner must complete a separate copy of this Investor Questionnaire;

 (describe entity)

☐	The undersigned is not an “Accredited Investor”.

By signing below, I hereby acknowledge that the representations set forth in this Investor Questionnaire are accurate and complete in all respects, and I hereby undertake to immediately notify you in writing regarding any material change in the information set forth herein.  I understand that you and sponsors of prospective investment opportunities will rely on the accuracy and completeness of these representations for the purpose of determining my suitability as a prospective investor under applicable securities laws, and that a false representation may constitute a violation of law and that any person who suffers damage as a result of a false representation may have a claim against me for damages.

Dated:  _________________________                                                                           Signature

Print Name/Title (if applicable)

Rule 501.                      Definitions and Terms Used in Regulation D.

As used in Regulation D, the following terms have the meaning indicated:

(a) Accredited investor. Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

 (1)  Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

 (2)  Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

 (3)  Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

 (4)  Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

 (5)  Any natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000.

 (i)  Except as provided in paragraph (a)(5)(ii) of this section, for purposes of calculating net worth under this paragraph (a)(5):

 (A)  The person's primary residence shall not be included as an asset;

 (B)  Indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

 (C)  Indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

 (ii)  Paragraph (a)(5)(i) of this section will not apply to any calculation of a person's net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that:

 (A)  Such right was held by the person on July 20, 2010;

 (B)  The person qualified as an accredited investor on the basis of net worth at the time the person acquired such right; and

 (C)  The person held securities of the same issuer, other than such right, on July 20, 2010.

 (6)  Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

 (7)  Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

 (8)  Any entity in which all of the equity owners are accredited investors.

 [Remainder omitted]